For period ended 2/29/2020

Registrant Name: American Beacon Sound Point Enhanced Income Fund

File Number: 811-23326

EXHIBIT 99.906CERT

Gene L. Needles, Jr. and Melinda G. Heika, respectively, the President and Treasurer of the American Beacon Sound Point Enhanced Income Fund (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1.the Registrant's report on Form N-CSR for the period ended February 29, 2020 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gene L. Needles, Jr.	/s/ Melinda G. Heika
---------------------------------	-----------------------------
Gene L. Needles, Jr.	Melinda G. Heika
President	Treasurer
American Beacon Sound Point	American Beacon Sound Point
Enhanced Income Fund	Enhanced Income Fund

Date: May 4, 2020

A signed original of this written statement required by Section 906 has been provided to American Beacon Funds and will be retained by American Beacon Funds and furnished to the Securities and Exchange Commission or its staff.